Exhibit 10.1

Execution Version

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Subordination Agreement”) is dated as of December 9, 2016, by and between Valero Energy Partners LP (the “Borrower”) and Valero Energy Corporation, in its capacity as a lender (the “Lender”) under each of (i) the Amended and Restated Subordinated Credit Agreement, dated as of November 12, 2015 (which amends and restates that certain Credit Agreement, dated as of March 2, 2015, and as amended, restated, supplemented or otherwise modified from time to time, the “First Credit Agreement”), among the Borrower, the guarantors from time to time party thereto, and the Lender and (ii) the Amended and Restated Subordinated Credit Agreement, dated as of November 12, 2015 (which amends and restates that certain Credit Agreement, dated as of October 1, 2015, and as amended, restated, supplemented or otherwise modified from time to time, the “Second Credit Agreement” and, together with the First Credit Agreement, the “Credit Agreements”), among the Borrower, the guarantors from time to time party thereto and the Lender.

WHEREAS, pursuant to the First Credit Agreement, the Borrower incurred a term loan in the aggregate principal amount of $160 million (the “First Term Loan”);

WHEREAS, pursuant to the Second Credit Agreement, the Borrower incurred a term loan in the aggregate principal amount of $395 million (the “Second Term Loan” and, together with the First Term Loan, the “Term Loans”); and

WHEREAS, pursuant to and in accordance with the terms of this Subordination Agreement, the Borrower and the Lender seek to have all Subordinated Debt (as defined below) subordinated to the Senior Debt (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and other agreements set forth in this Subordination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. (a) As used in this Subordination Agreement, the following terms have the meanings specified below:

“2026 Senior Notes” means the 4.375% Senior Notes due 2026 issued pursuant to the Senior Notes Indenture.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeding” means any of the following in respect of a Subordinated Obligor or its assets or property: insolvency or bankruptcy proceedings, any receivership, reorganization or other similar proceedings, any distribution of assets, an assignment for the benefit of creditors or a marshalling of assets and liabilities, or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of a Subordinated Obligor, whether or not involving insolvency or bankruptcy.

“Senior Debt” means, with respect to any Subordinated Obligor, all obligations under the Senior Notes Indenture, the 2026 Senior Notes and any additional securities, notes or instruments issued under the Senior Notes Indenture, including interest thereon (including interest accruing on or after the filing of any petition in any Proceeding relating to any Subordinated Obligor at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such Proceeding) and other amounts (including fees, expenses, reimbursement obligations and indemnities) owing in respect thereof, whether outstanding on the date hereof or thereafter incurred.

“Senior Note Documents” means the Senior Notes Indenture and all notes, instruments, securities, officer’s certificates, agreements or other documents evidencing or governing the Senior Debt.

“Senior Noteholder” means any Person to which any Senior Debt is owing at any time and any Person who becomes a holder of, or continues to hold Senior Debt.

“Senior Notes Indenture” means that certain Indenture, dated as of November 30, 2016, between the Borrower and the Senior Notes Trustee, as supplemented by that certain Officer’s Certificate of the Borrower, dated December 9, 2016, relating to the 2026 Senior Notes.

“Senior Notes Trustee” means U.S. Bank National Association, in its capacity as the trustee under the Senior Notes Indenture.

“Subordinated Debt” means the Term Loans made by the Lender to any Subordinated Obligor (as defined below), which Term Loans may (but need not) be evidenced by notes made by a Subordinated Obligor (as defined below) to the order of the Lender, as such loans may be renewed, consolidated, amended, extended, or otherwise modified, together with interest and premium, if any, thereon and other amounts payable in respect thereof, including any interest accruing after the date of filing of any Proceeding as hereinafter defined.

“Subordinated Obligor” means the Borrower, any Guarantor or any other maker of a Subsidiary Guarantee under the Credit Agreements.

“payment in full” or “paid in full” when used in respect of any Senior Debt, means such time as the Senior Noteholders have no further commitments to lend and the obligations (other than contingent indemnification obligations not yet due and payable) have been paid in full in cash.

(b) Terms Generally. Capitalized terms used herein but not defined have the meanings ascribed to such terms in the First Credit Agreement or the Second Credit Agreement, as applicable. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation”. The word “will” when used shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, when used herein (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Subordination Agreement in its entirety and not to any particular provision hereof, (d) unless the context requires otherwise, all references herein to Sections shall be construed to refer to the Sections of this Subordination Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Subordination.

(a) Senior Obligations. The payment of any amounts owing in respect of the Subordinated Debt shall be subordinated, to the extent and in the manner hereinafter set forth, to all Senior Debt.

(b) Proceedings. In the event of a Proceeding, then the Senior Noteholders shall be entitled to receive payment in full of all Senior Debt before the Lender shall receive any payment or distribution on account of Subordinated Debt.

(c) Default or Event of Default. Upon the occurrence and during the continuation of an Event of Default (as defined in the Senior Notes Indenture), the Lender agrees not to ask, demand, sue for or take or receive from any Subordinated Obligor in cash, securities, property or otherwise, or by setoff, purchase, redemption (including from or by way of collateral) or otherwise, payment of all or any part of the Subordinated Debt, until payment in full of all Senior Debt under such Senior Note Documents.

(d) No Liens. Without the prior written consent of the Senior Noteholders or the Senior Notes Trustee (in each case in accordance with the applicable Senior Note Documents), no Subordinated Obligor shall give, or permit to be given, and the Lender shall not receive, accept or demand, any lien to secure any Subordinated Obligations, on any cash, securities, property or other assets, whether now existing or hereafter acquired, of any Subordinated Obligor.

Section 3. Waivers and Consents.

(a) The Lender waives promptness, diligence, notice of acceptance and any other notice with respect to the Senior Debt and this Subordination Agreement and any requirement that the Senior Noteholders or the Senior Notes Trustee exhaust any right or take any action against any Subordinated Obligor or any other Person or any of their respective assets.

(b) All rights and interests of the Senior Noteholders, and all agreements and obligations of the Lender and Subordinated Obligors under this Subordination Agreement, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Note Document, or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, any Senior Debt, or any other amendment or waiver of or any consent to or departure from any Senior Note Document, including any increase in the Senior Debt or extension of the maturity thereof; (iii) any Senior Noteholder or the Senior Notes Trustee releasing any Subordinated Obligor from all or any part of the Senior Debt by operation of law or otherwise, (iv) any enforcement or failure to enforce, or any delay in enforcing, any Senior Note Document; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Subordinated Obligor or the Lender or third party guarantor or surety other than payment in full of the Senior Debt.

(c) No present or future Senior Noteholder, nor the Senior Notes Trustee, shall be prejudiced in its right to enforce subordination of the Lender by any act or failure to act on the part of any Subordinated Obligor whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of the Lender.

Section 4. Reinstatement. This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Debt is rescinded or must otherwise be returned by any Senior Noteholder in connection with any Proceeding, all as though such payment had not been made.

Section 5. Termination. This Subordination Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until the earlier of (a) the payment in full of the Senior Debt and (b) the payment in full in cash of the Subordinated Debt. Upon such payment in full, this Subordination Agreement shall terminate (subject to Section 4); provided that the parties hereto agree to each execute such instruments as may be reasonably requested by any other party hereto to further evidence such termination.

Section 6. Amendments, Etc. No amendment or waiver of any provision of this Subordination Agreement nor consent to any departure by the Lender or any Subordinated Obligor therefrom shall in any event be effective unless the same shall be in writing and signed by the Subordinated Obligors and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7. Rights of the Lender. The provisions of the foregoing paragraphs with respect to subordination are solely for the purpose of defining the relative rights of the Senior Noteholders on the one hand, and the Lender on the other hand, and none of such provisions shall impair, as between any Subordinated Obligor and the Lender, the obligation of such Subordinated Obligor, which is unconditional and absolute, to pay to the Lender the principal and interest under the Subordinated Debt in accordance with its terms, nor shall anything in such provisions prevent the Lender from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the Senior Noteholders under such provisions.

Section 8. Third-Party Beneficiaries. The Senior Noteholders and the Senior Notes Trustee are entitled to the benefits of the foregoing subordination provisions and are third-party beneficiaries of such provisions and this Subordination Agreement.

Section 9. Governing Law. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10. Counterparts; Facsimile Signatures.

(a) This Subordination Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Subordination Agreement shall become effective when it shall have been executed by the Lender and the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Subordination Agreement by telecopy, email .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Subordination Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Subordination Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11. Notices. All notices and other communications provided for herein or required hereby shall be provided in accordance with Section 9.01 of the applicable Credit Agreement.

Section 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Subordination Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Subordination Agreement.

Section 13. Severability. Any provision of this Subordination Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

VALERO ENERGY PARTNERS LP, as Borrower

By:	Valero Energy Partners GP LLC,
its General Partner

By:	/s/ Donna M. Titzman
Name:	Donna M. Titzman
Title:	Senior Vice President, Chief Financial
Officer, and Treasurer

VALERO ENERGY CORPORATION, as Lender

By:	/s/ Michael S. Ciskowski
Name:	Michael S. Ciskowski
Title:	Executive Vice President and Chief
Financial Officer

[Signature page to Valero Subordination Agreement]